Exhibit 3.2

RESTATED CODE OF REGULATIONS

OF

CARDINAL HEALTH, INC.

ADOPTED JUNE 14, 1983
AMENDED SEPTEMBER 14, 1984
AMENDED JANUARY 27, 1994
AMENDED NOVEMBER 23, 1998
AMENDED NOVEMBER 7, 2001
AMENDED NOVEMBER 2, 2005
AMENDED NOVEMBER 7, 2007
AMENDED NOVEMBER 5, 2008
AMENDED NOVEMBER 3, 2010
AMENDED MAY 4, 2011
AMENDED AUGUST 8, 2012

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§3.2	Election, Terms of Office, Qualifications, and Compensation	11
§3.3	Additional Officers, Agents, Etc.	11
§3.4	Removal	11
§3.5	Resignations	11
§3.6	Vacancies	12
§3.7	Powers, Authority, and Duties of Officers	12

ARTICLE 4	Shares and Their Transfer	12
§4.1	Certificates for Shares	12
§4.2	Transfer of Shares	12
§4.3	Regulations	13
§4.4	Lost, Destroyed or Stolen Certificates	13

ARTICLE 5	Examination of Books by Shareholders	13

ARTICLE 6	Indemnification and Insurance	13
§6.1	Costs Incurred	13
§6.2	Advance Payment of Costs	14
§6.3	Requested Service	14
§6.4	Non-Exclusive	14
§6.5	Insurance	14
§6.6	Survival	14
§6.7	Successors	14
§6.8	Elimination or Impairment of Indemnification Rights	14

ARTICLE 7	Seal	15

ARTICLE 8	Fiscal Year	15

ARTICLE 9	Control Share Acquisitions	15

ARTICLE 10	Amendment of Regulations	15

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ARTICLE 1
Meetings of Shareholders

§1.1 Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.

§1.2 Special Meetings. A special meeting of the shareholders may be called by the chairman of the board, or the president, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise twenty-five percent of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of a request in writing for a shareholders’ meeting by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the shareholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 14 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in §1.4 or by causing it to be given by their designated representative.

§1.3 Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Ohio, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.

§1.4 Notice of Meetings. A notice of each annual or special meeting of shareholders shall be given to shareholders in accordance with and to the extent required by applicable law by the chairman, president or secretary, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting. Except when expressly required by law, no publication of any notice of a shareholders meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of §1.13. Only the business provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

§1.5 Notice of Shareholder Business and Nominations.
(a) Annual Meeting of Shareholders.
(i) Nominations of persons for election to the board of directors of the Company and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company’s notice of meeting, (B) by or at the direction of the board of directors of the Company or (C) by any shareholder of the Company who (I) was a shareholder of record at the time of giving of notice provided for in this Section 1.5 and at the time of the annual meeting, (II) is entitled to vote at the meeting and (III)

complies with the notice procedures set forth in this Section 1.5 as to such business or nomination. In order to assure that shareholders and the Company have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, clause (C) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders.
(ii) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.5(a)(i)(C), the shareholder must have given timely notice thereof in proper written form to the secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 70th day nor earlier than the close of business on the 130th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 130th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice (whether given pursuant to this Section 1.5(a)(ii) or Section 1.5(b)) to the secretary must:
(A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (II) the class and number of shares of the Company which are held of record by such shareholder as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company held of record on such record date, (III) the class and number of shares of the Company which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company beneficially owned by such shareholder and such beneficial owner on such record date, (IV) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (V) such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Company pursuant to this Section 1.5;
(B) set forth, as to the shareholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made (I) any agreements, arrangements or understandings entered into by the shareholder or beneficial owner, as appropriate, and its affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (II) to the extent not covered in clause (I) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and (III) a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the information set forth in clause (I) and (II) above as of such record date;
(C) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (I) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, in such business and (II) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(D) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors of the Company (I) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (II) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(E) set forth a representation that such shareholder intends to appear at the annual meeting to bring such nomination or other business before the annual meeting;
(F) set forth such other information as may reasonably be required by the board of directors of the Company as described in the Company’s proxy statement for the preceding year’s annual meeting; and
(G) be followed, within five business days after the record date for such meeting, by the written notice providing the information described in (A) and (B) above.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting and, other than nominations for election to the board of directors made in accordance with the following provisions, no shareholder may bring before a special meeting of shareholders any business other than the business specified by the shareholders calling such special meeting in accordance with these regulations. Nominations of persons for election to the board of directors of the Company may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the board of directors of the Company or (ii) provided that the board of directors of the Company has determined that directors shall be elected at such meeting, by any shareholder of the Company who (A) is a shareholder of record at the time of giving of notice provided for in this Section 1.5 and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 1.5 as to such nomination. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors of the Company, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by Section 1.5(a)(ii) with respect to any nomination shall be delivered to the secretary at the principal executive offices of the Company not earlier than the close of business on the 130th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors of the Company to be elected at such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(c) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.5. Except as otherwise provided by law, the Articles of Incorporation of the Company or these regulations, the board of directors of the Company (or a designated committee thereof) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 and, if any proposed nomination or business is not in compliance with this Section 1.5, to declare that such defective proposal or nomination shall be disregarded.
(ii) For purposes of this Section 1.5, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(iii) Notwithstanding the foregoing provisions of this Section 1.5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5; provided, however, that any references in this Section 1.5 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.5(a)(i)(C) or Section 1.5(b). Nothing in this Section 1.5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Section 1.5.
§1.6 Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required by law, the articles, or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

§1.7 Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles of incorporation, or these regulations. In the absence of a quorum at any meeting or any adjournment of the meeting, the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

§1.8 Organization. At each shareholders meeting the chairman of the board, or, in the chairman’s absence, the president, or, in the absence of both of them, any vice president, or, in the absence of any vice president, a chairman chosen by the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, in the secretary’s absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

§1.9 Order of Business. Unless otherwise determined by the board of directors of the Company prior to the meeting, the chairman of the meeting shall determine in his or her sole discretion the order of business of each shareholder~~s~~ meeting and the rules of procedure therefor, and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate. Notwithstanding the foregoing, the order of business fixed by the chairman of the meeting may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.

§1.10 Voting. Except as otherwise expressly provided by the articles of incorporation, each holder of a share or shares of the class or classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in the holder’s name on the books of the Company. Except as otherwise expressly provided by law, the articles of incorporation or these regulations, at any meeting of shareholders at which a quorum is present, all business properly brought before such meeting to be approved by a vote of the shareholders (including by a non-binding or advisory vote) shall be approved if authorized by the affirmative vote of a majority of the votes cast (and for purposes of this provision an abstention is not a vote cast), whether in person or by proxy. As provided in §1.13, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose shares are pledged shall be entitled to vote the shares standing in his or her name on the books of the Company. Upon a demand by any shareholder present in person or by proxy at any meeting and entitled to vote, any vote shall be by ballot. Each ballot shall be signed by the shareholder or such shareholder’s proxy and shall state the number of shares voted by such shareholder. Otherwise, votes shall be made orally.

§1.11 Proxies. Any shareholder who is entitled to attend or vote at a shareholders meeting, or to execute consents, waivers, or releases, shall be entitled to exercise such rights and any other of his or her rights by proxy or proxies appointed by a writing signed by such shareholder, which need not be witnessed or acknowledged, or by a verifiable communication authorized by the shareholder. Actions taken by proxy shall be governed by the provisions of §1701.48, Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing or verifiable communication, duration of the validity of the proxy, power of substitution, revocation, and all other provisions.

§1.12 Inspectors of Elections. Inspectors of elections may be appointed and act as provided in §1701.50, Ohio Revised Code, or any future statute of like tenor or effect.

§1.13 Record Date. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than sixty days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

§1.14 List of Shareholders at Meeting. Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by them.

§1.15 Action in Writing in Lieu of Meeting. Any action which may be authorized or be taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

ARTICLE 2
Board of Directors

§2.1 General Powers of Board. The powers of the Company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by law of Ohio, the articles, or these regulations.

§2.2 Number of Directors. The number of directors of the Company shall be thirteen (13). The number of directors may be increased or decreased by action of the board of directors upon the vote of a majority of the board; provided, however, that in no case shall the number of directors be fewer than nine (9) or more than sixteen (16) without an amendment to this §2.2 approved in the manner specified in Article 10 of these regulations; and provided further that no decrease in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
§2.3 Compensation and Expenses. The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the Company as an officer or in any other capacity, or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by the board of directors.
§2.4 Election of Directors. The Company’s Amended and Restated Articles of Incorporation, as may be amended from time to time, sets forth voting standards applicable in the election of directors at each meeting of shareholders to elect directors.
§2.5 Term of Office. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting of shareholders is not held or directors are not elected thereat, they may be elected at a special meeting of the shareholders called and held for the purpose of electing directors. A director is elected to serve until the next annual meeting of shareholders or, if such meeting is not held or directors are not elected thereat, until a special meeting of shareholders called and held for the purpose of electing directors or directors are elected by the written action of all shareholders in lieu of either such meetings, and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.
§2.6 Resignations. Any director may resign by giving written notice to the chairman, the president, or the secretary of the Company. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
§2.7 Removal of Directors. All the directors or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than a majority of the shares having voting power of the Company with respect to the election of directors. In case of any such removal, a new director may be elected at the same meeting, if such election is properly brought before such meeting and the nomination of such director is properly made, in each case, in accordance with these regulations, for the unexpired term of each director removed. Any director may also be removed by the board of directors for any of the causes specified in §1701.58(B), Ohio Revised Code, or any future statute of like tenor or effect.
§2.8 Vacancies. A vacancy in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by: (a) majority vote of the remaining directors, even though they are less than a quorum or (b) the vote of shareholders required by the Company’s Amended and Restated Articles, as may be amended from time to time, to elect directors at any shareholders meeting if such election is properly brought before such meeting and the nomination of such director is properly made, in each case, in accordance with these regulations. Any directors chosen to fill a vacancy shall hold office for the unexpired term of office and until their successors are elected and qualified or until his or her earlier resignation, removal from office, or death.
§2.9 Organization of Meetings. At each meeting of the board of directors, the chairman of the board, or, in his or her absence, the president, or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Company, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

§2.10 Place of Meetings. Meetings of the board shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors or as shall be specified or fixed in the notice of the meeting.

§2.11 Regular Meetings. Regular meetings of the board will not be held unless this code of regulations shall be amended to provide therefor.

§2.12 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, if any, or by the president, or by a number of directors equal to one-third of the total number of directors.

§2.13 Notices of Meetings. Unless waived before, at or after the meeting as hereinafter provided, notice of each board of directors meeting shall be given to each director in accordance with and to the extent required by applicable law by the chairman, the president, the secretary, an assistant secretary, or the persons calling such meeting in any of the following ways:

(a) By orally informing him of the meeting in person or by telephone not later than twelve hours before the date and time of the meeting.

(b) By delivering notice in writing, electronically or by other legally sufficient means not later than one day before the date of the meeting.

(c) By mail, telegram or cablegram at least two days before the meeting addressed to him at the address furnished by him to the secretary of the Company, or to such other address as the person sending the notice shall know to be correct.

Unless otherwise required by the articles of incorporation, this code of regulations, or the laws of the State of Ohio, the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the board may be waived by any director, either before, at, or after the meeting, in writing or by any other legally sufficient means.

§2.14 Notice of Adjournment of Meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

§2.15 Quorum and Manner of Acting. A majority of the number of directors fixed or established pursuant to §2.2 as of the time of any meeting of the board of directors must be present in person at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any communications equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors shall have no power as such.

§2.16 Order of Business. The order of business at meetings of the board shall be such as the chairman of the meeting may prescribe or follow, subject, however, to his or her being overruled with respect thereto by a majority of the members of the board present.

§2.17 Action in Writing in Lieu of Meeting. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors.

§2.18 Executive and Other Committees. The directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of directors each to consist of one or more directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of filling vacancies in the board of directors or in any committee of directors. Each such committee shall serve at the pleasure of the directors, and shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the articles of incorporation of the Company, or these regulations. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power, or authority conferred in these regulations to the “directors” or to the “board of directors” shall also be deemed conferred upon each committee or committees of directors to which any such right, power, or authority is delegated (expressly, or by general delegation, or by necessary implication) by the board of directors.

ARTICLE 3
Officers

§3.1 Number and Titles. The officers of the Company shall be a chairman of the board, a president, one or more vice presidents, if needed, a secretary, one or more assistant secretaries, if needed, a treasurer, one or more assistant treasurers, if needed, and such other officers and assistant officers as the board may deem necessary. The board shall have the discretion to determine from time to time the number of vice presidents, if any, the Company shall have, whether or not assistant secretaries and assistant treasurers are needed, and, if so, the number of assistant secretaries and assistant treasurers the Company shall have. Furthermore, if there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles, or these regulations to be executed, acknowledged, or verified by two or more officers.

§3.2 Election, Terms of Office, Qualifications, and Compensation. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers; in that event, each such officer shall hold office until his or her successor is elected and qualified unless he or she is removed earlier by the board of directors. The chairman of the board shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the board of directors may establish. The board of directors shall fix the compensation, if any, of each officer.

§3.3 Additional Officers, Agents, Etc. In addition to the officers mentioned in §3.1, the Company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or as may, from time to time, be determined by the board. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

§3.4 Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

§3.5 Resignations. Any officer may resign at any time by giving written notice to the board of directors, the chairman, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

§3.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled in the manner prescribed for regular appointments or elections to such office.

§3.7 Powers, Authority, and Duties of Officers. Officers of the Company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in these regulations and such other powers, authority, and duties as may be determined by the board of directors from time to time.

ARTICLE 4
Shares and Their Transfer

§4.1 Certificates for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Company by the chairman or the president and the secretary; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be facsimiles, stamped, or printed. If an officer who has signed or whose facsimile signature has been used, stamped, or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in §4.4.

§4.2 Transfer of Shares. Any certificate for shares of the Company shall be transferable in person or by attorney upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Company shall, to the full extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership for all purposes relating to the Company. Neither the Company nor any transfer agent of the Company shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

§4.3 Regulations. The board of directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

§4.4 Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement, or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.

ARTICLE 5
Examination of Books by Shareholders

The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the Company, or any of them, shall be open to the inspection of the shareholders.    No shareholder shall be denied any right which is conferred by §1701.37, Ohio Revised Code, or any other applicable law to inspect any book, record, account, or document of the Company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Company in the State of Ohio.

ARTICLE 6
Indemnification and Insurance

§6.1 Costs Incurred. The Company shall, to the fullest extent authorized by law, including but not limited to the laws of the State of Ohio, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Company, or is or was serving at the written request of the Company as a director, trustee, officer, employee, member, or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. The Company shall indemnify a director, trustee, officer, employee, member, or manager seeking indemnity in connection with an action, suit, or proceeding (or part of an action, suit, or proceeding) initiated by such person only if the action, suit, or proceeding (or part of the action, suit, or proceeding) initiated by such person was authorized by the board of directors of the Company.

§6.2 Advance Payment of Costs. The Company shall pay expenses, including attorneys’ fees, incurred by an officer of the Company in defending any action, suit, or proceeding referred to in §6.1 as they are incurred, in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Company shall pay expenses, including attorneys’ fees, incurred by a director of the Company as specified in the Ohio Revised Code or any successor.

§6.3 Requested Service. Any person shall be deemed to be serving at the written request of the Company if such person is serving as a director, trustee, officer, employee, member, or manager of (a) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Company (a “Subsidiary”), (b) any employee benefit plan of the Company or a Subsidiary, or (c) another organization of which the Company or a Subsidiary has the right to appoint a member or members of the board of directors or similar governing body of such organization.

§6.4 Non-Exclusive. The indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

§6.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under this Article or under Chapter 1701, Ohio Revised Code.

§6.6 Survival. The indemnification authorized in this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, or manager.

§6.7 Successors. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

§6.8 Elimination or Impairment of Indemnification Rights. No amendment, termination, or repeal of this Article 6, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect or impair in any way the rights to be indemnified or to advancement of expenses pursuant to this Article 6 with respect to any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal.

ARTICLE 7
Seal

The board of directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

ARTICLE 8
Fiscal Year

The fiscal year of the Company shall be fixed and may be changed from time to time by the board of directors.

ARTICLE 9
Control Share Acquisitions

Section 1701.831, Ohio Revised Code, shall not apply to control share acquisitions of shares of the Company.

ARTICLE 10
Amendment of Regulations

These regulations may be amended or repealed or new regulations may be adopted: (a) at any meeting of the shareholders held for such purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (c) by the board of directors (to the extent permitted by the Ohio Revised Code).